May 13, 2002



The Bank of New York
One Wall Street
New York, NY  10286

Re:      JOHN HANCOCK CAPITAL SERIES
              John Hancock U.S. Global Leaders Growth Fund

Dear Sirs:

         John Hancock Capital Series (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies The Bank of New York (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective May 13, 2002.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


THE BANK OF NEW YORK                JOHN HANCOCK CAPITAL SERIES on behalf of
                                    John Hancock U.S. Global Leaders Growth Fund



By:                                 By:
   ----------------------------        -----------------------------------------
     Name:                               Name:    Maureen R. Ford
     Title:                              Title:   Chairman, President, and CEO



Attest:                             Attest:
       ------------------------            -------------------------------------


s:\funds\captlsr\U.S.GlobalLeadersGrowth\U.S. Global Leaders Growth Custodian Agt Amd